SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

		This Amendment, dated as of March 4, 1999, is made by and among Sheldahl, Inc., a Minnesota corporation (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest";
in its separate capacity as administrative agent for the Lenders, the "Agent"), and each of the financial institutions appearing on the signature pages hereof.

Recitals

		The Borrower, the Agent and the Lenders are parties to a Credit and Security Agreement dated as of June 19, 1998, as amended by a First Amendment to Credit and Security Agreement dated as of November 25, 1999 (the "Credit Agreement"). Capitalized terms used in these recitals and in the preamble have the meanings given to them in the Credit Agreement unless otherwise specified.

		The Borrower received Net Equity Proceeds of $8,000,000 on or before March 8, 1999, and has requested that the Lenders delete Section 8.1(q) of the Credit Agreement. The Required Lenders are willing to grant the Borrower's request subject to the terms of this Agreement.

		Accordingly, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Defined Terms. Capitalized terms used in this Amendment
which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.	Section 8.1(q). Section 8.1(q) of the Credit Agreement is
deleted.

3.	Representations and Warranties. The Borrower hereby
represents and warrants to the Lenders as follows:

(a)	The Borrower has all requisite power and authority to
execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)	The execution, delivery and performance by the Borrower of
this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)	All of the representations and warranties contained in
Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.	References. All references in the Credit Agreement to "this
Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

5.	No Other Waiver. The execution of this Amendment and
acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Amendment.

6.	Release. The Borrower hereby absolutely and unconditionally
releases and forever discharges the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

7.	Costs and Expenses. The Borrower hereby reaffirms its
agreement under the Credit Agreement to pay or reimburse the Lenders on demand for all costs and expenses incurred by the Lenders in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lenders for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lenders may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

8.	Miscellaneous. This Amendment may be executed in any number
of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

		IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, as Agent

By /s/ Terry S. Jackson
Terry S. Jackson
Its Vice President

SHELDAHL, INC.
By /s/ John V. McManus
John V. McManus
Its Vice President of Finance

NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION
By /s/ Terry S. Jackson
Terry S. Jackson
Its Vice President

HARRIS TRUST AND SAVINGS BANK
By /s/ Cathy Ciolek
Cathy Ciolek
Its Vice President

THE CIT GROUP/EQUIPMENT
FINANCING, INC.
By /s/ William Hickey
William Hickey
Its Assistant Vice President
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